SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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Appian Corporation
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APPIAN CORPORATION
7950 Jones Branch Drive
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders, or Annual Meeting, of APPIAN CORPORATION, a Delaware corporation (the “Company”). The Annual Meeting will be held on Friday, June 11, 2021, at 11:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions, and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/APPN2021 and entering your 16-digit control number (included on the Notice Regarding the Availability of Proxy Materials mailed to you). The purpose of the Annual Meeting will be the following:

1.To elect the seven (7) nominees for director named herein to serve until the 2022 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.
2.To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.
3.To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.
4.To approve the Appian Corporation Employee Stock Purchase Plan.
5.To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 16, 2021. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting at our corporate headquarters during regular business hours. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record at www.virtualshareholdermeeting.com/APPN2021.

By Order of the Board of Directors,

Christopher Winters
General Counsel and Secretary

McLean, Virginia
April 29, 2021

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about April 29, 2021, we expect to mail to our stockholders of record as of April 16, 2021, a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2021 Proxy Statement and 2020 Annual Report on the Internet and will include instructions on how you can receive a paper copy of the Annual Meeting materials, including the notice of annual meeting, proxy statement, and proxy card.

Whether or not you expect to attend the virtual Annual Meeting, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the Internet before the Annual Meeting at www.proxyvote.com and during the Annual Meeting at www.virtualshareholdermeeting.com/APPN2021, (2) by telephone by calling the toll-free number 1-800-690-6903, or (3) if you elected to receive printed proxy materials by mail, by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

APPIAN CORPORATION
7950 JONES BRANCH DRIVE, MCLEAN, VIRGINIA 22102

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 11, 2021

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Appian Corporation (sometimes referred to as the “Company,” “Appian,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 29, 2021, to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Friday, June 11, 2021, at 11:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions, and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/APPN2021 and entering your 16-digit control number which is included in the Notice that will be mailed to you. We recommend that you log in a few minutes before the Annual Meeting on June 11, 2021 to ensure you are logged in when the meeting starts. Online check-in will begin at 10:55 a.m. Eastern Time.

We have decided to hold a virtual meeting because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

Information on how to vote online during the Annual Meeting is discussed below.

Can I ask questions at the Annual Meeting?

Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments.

If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/APPN2021 and typing your question in the box in the Annual Meeting portal.

To help ensure we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political, or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.

What if I need technical assistance accessing or participating in the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page. Technical support will be available starting at 10:30 a.m. Eastern Time on June 11, 2021.

Who can vote at the Annual Meeting?

Only stockholders of record of our Class A common stock and Class B common stock at the close of business on April 16, 2021, will be entitled to vote at the Annual Meeting. On this record date, there were 39,329,927 shares of Class A common stock outstanding and entitled to vote and 31,503,666 shares of Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A and Class B common stock will vote together as a single class on all matters described in this proxy statement.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote are present at the meeting or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

Stockholder of Record: Shares Registered in Your Name

If on April 16, 2021 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy over the Internet, by telephone, or by mail as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 16, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your shares is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Will a list of stockholders entitled to vote at the Annual Meeting be available?

For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting at our corporate headquarters during regular business hours. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record at www.virtualshareholdermeeting.com/APPN2021.

What am I voting on?

There are four matters scheduled for a vote:

•Proposal No. 1: Election of seven directors;
•Proposal No. 2: Ratification of the selection by the Audit Committee of the Board of Directors of BDO USA, LLP (“BDO”) as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021;
•Proposal No. 3: Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules; and
•Proposal No. 4: Approval of the Appian Corporation Employee Stock Purchase Plan.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” any or all of the proposed nominees to the Board or you may “Withhold” your vote for any nominee you specify. Proxies cannot be voted for a greater number of persons than the nominees named in this Proxy Statement. For each of the other matters to be voted on, you may vote “For” or “Against,” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy over the Internet, by telephone, or by mail as instructed below to ensure your vote is counted. You may still attend the Annual Meeting via the Internet and vote during the Annual Meeting even if you have already voted by proxy.

Vote by Internet

Before the Annual Meeting

To vote through the Internet before the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. Please have your notice in hand when you access the web site and then follow the instructions. If you choose to vote through the Internet before the Annual Meeting, your vote must be received by 11:59 p.m. Eastern time on June 10, 2021, the day before the Annual Meeting, to be counted.

During the Annual Meeting

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/APPN2021 and entering your 16-digit control number which is included in the notice that will be mailed to you. Please have your notice in hand when you access the website and then follow the instructions.

Vote by Telephone

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern time on June 10, 2021, the day before the Annual Meeting, to be counted. Please have your notice in hand when you call.

Vote by Mail

To vote using the proxy card, simply complete, sign, and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Notice containing voting instructions from that organization rather than from Appian. Simply follow the voting instructions in the Notice to ensure your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from the broker, bank, or other nominee that holds your shares. Follow the instructions from that organization included with these proxy materials or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A common stock you own as of April 16, 2021 and ten votes for each share of Class B common stock you own as of April 16, 2021.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, or through the Internet either before or during the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as your nominee (that is, in “street name”) and you do not instruct your broker, bank, or other nominee how to vote your shares, under stock exchange rules your broker or nominee will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker or nominee who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At our Annual Meeting, only the ratification of the appointment of BDO as independent registered public accounting firm of the Company for the year ending December 31, 2021 (Proposal No. 2) is considered a routine matter. Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1, 3, and 4 without your instructions but may vote your shares on Proposal No. 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director (Proposal No. 1), “For” the ratification of the appointment of BDO as independent registered public accounting firm of the Company for the year ending December 31, 2021 (Proposal No. 2), “For” the advisory approval of named executive officer compensation (Proposal No. 3), and “For” the approval of the Appian Corporation Employee Stock Purchase Plan (Proposal No. 4). If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a written notice that you are revoking your proxy to us at Appian Corporation, 7950 Jones Branch Drive, McLean, Virginia 22102, Attention: Secretary.

•You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for the 2022 Annual Meeting of Stockholders?

If you are interested in submitting a proposal for potential inclusion in the proxy statement for our 2022 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal at the address noted below no later than December 30, 2021. However, if the 2022 Annual Meeting of Stockholders is held before May 12, 2022, or after July 11, 2022 then we must receive your stockholder proposal at the address noted below a reasonable time before we begin to print and mail our proxy materials for the 2022 Annual Meeting of Stockholders.

If you wish to present a proposal at the 2022 Annual Meeting of Stockholders but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must also give written notice at the address noted below. We must receive this required notice by the close of business on March 13, 2022 but no sooner than the close of business on February 11, 2022. However, if our 2022 Annual Meeting of Stockholders is held before May 12, 2022 or after July 11, 2022, then we must receive the required notice of a proposal or proposed director candidate no earlier than the close of business on the one hundred twentieth day prior to the 2022 Annual Meeting of Stockholders and no later than the close of business on the later of (1) the ninetieth day prior to the 2022 Annual Meeting of Stockholders or (2) the tenth day following the date on which public disclosure was made of the date of the 2022 Annual Meeting of Stockholders.

Any proposals for the 2022 Annual Meeting of Stockholders should be sent to our headquarters: Appian Corporation, 7950 Jones Branch Drive, McLean, Virginia 22102, Attn: Secretary.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

Proposal	Vote Required to Approve	Effect of Abstentions	Effect of Broker Non-Votes
(1) Election of Directors	Nominees receiving the most “FOR” votes.	Not applicable	No effect
(2) Ratification of Auditors
“FOR” votes from a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy and entitled to vote on the proposal.
		Against	Not applicable, as brokers can vote the shares as this is considered a “routine” matter
(3) Advisory Approval of the Compensation of our Named Executive Officers
“FOR” votes from a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy and entitled to vote on the proposal.
		Against	No effect
(4) Approval of the Appian Corporation Employee Stock Purchase Plan
“FOR” votes from a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy and entitled to vote on the proposal.
		Against	No effect

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is comprised of seven individuals, named below, all of whom have been nominated and have agreed to stand for reelection at the Annual Meeting. Each director elected and qualified will hold office from the date of their election by the stockholders until the subsequent annual meeting of stockholders and until their successor is duly elected and has been qualified, or until such director’s earlier death, resignation, or removal.

Directors are elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Appian. Each person nominated for election has agreed to serve if elected. Our management team has no reason to believe any nominee will be unable to serve.

DIRECTOR NOMINEES

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes, or skills of each nominee that led our Board of Directors to recommend that person as a nominee for director, as of the date of this proxy statement.

Our Board of Directors seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct the Company’s business and that is committed to rigorously represent the long-term interests of the Company’s stockholders. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit personal integrity and ethics, collegiality, sound business judgment, and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board, including gender, racial and ethnic diversity, and recommended those nominees to the Board of Directors. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes, or skills of each nominee that led the Nominating and Corporate Governance Committee and our Board of Directors to believe the nominee should continue to serve on the Board. At the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the following seven persons to serve as directors for the term beginning at the Annual Meeting:

Name	Age	Principal Occupation / Position Held with the Company
Matthew Calkins	48	Chief Executive Officer, President, Founder and Chairman of the Board
Robert C. Kramer	46	General Manager, Founder and Director
A.G.W. “Jack” Biddle, III	60	Director
Prashanth “PV” Boccassam	53	Director
Michael G. Devine	68	Director
Barbara “Bobbie” Kilberg	76	Director
Michael J. Mulligan	70	Director

Matthew Calkins is a Founder of Appian and has served as our Chief Executive Officer, President, and as Chairman of our Board of Directors since August 1999. He also served as a director of MicroStrategy, Inc., a publicly held provider of enterprise software platforms, from November 2004 to April 2014. Mr. Calkins holds a B.A. in Economics from Dartmouth College. Our Board of Directors believes Mr. Calkins’ business expertise and his daily insight into corporate matters as our Chief Executive Officer, as well as his experience as a member of the board of directors of a public company, qualify him to serve on our Board of Directors.

Robert C. Kramer is a Founder of Appian and has served as our General Manager since January 2013 and as a member of our Board of Directors since 2008. Mr. Kramer served as our Chief Financial Officer from our founding to October 2008 and as our Vice President, Technology from October 2008 to December 2012. Mr. Kramer holds a B.S. in Economics from the Wharton School of the University of Pennsylvania. Our Board of Directors believes Mr. Kramer’s business expertise and his insight into corporate matters as our General Manager qualify him to serve on our Board of Directors.

A.G.W. “Jack” Biddle, III has served as a member of our Board of Directors since 2008. Mr. Biddle has served as a General Partner of Novak Biddle Venture Partners since he co-founded the venture capital firm in 1996. Mr. Biddle serves as a director for a number of privately held companies. Mr. Biddle holds a B.A. in Economics from the University of Virginia. Our Board of Directors believes Mr. Biddle’s experience investing in technology businesses and his service on numerous private company boards qualify him to serve on our Board of Directors.

Prashanth “PV” Boccassam has served as a member of our Board of Directors since 2008. Since January 2009, Mr. Boccassam has been a General Partner at Novak Biddle Venture Partners. Since 2012, Mr. Boccassam has served as a Chief Executive Officer for several portfolio companies of Novak Biddle Venture Partners. Mr. Boccassam also serves as a director for a number of privately held companies and is a partner in Cota Capital, a San Francisco based multi-stage, multi-strategy investment fund focused on modern enterprise technologies. Mr. Boccassam holds a B.S. from the University of Pune in Pune, India and has executive management certificates from the Massachusetts Institute of Technology Sloan School of Management. Our Board of Directors believes Mr. Boccassam’s experience founding and investing in technology businesses and his service on numerous private company boards qualify him to serve on our Board of Directors.

Michael G. Devine has served as a member of our Board of Directors since March 2015. From 2007 until 2015, Mr. Devine owned and operated a consulting practice assisting technology-oriented portfolio companies of private equity firms. From 2008 until 2011, Mr. Devine was a member of the Board of Directors and Audit Committee of Martek Biosciences. Mr. Devine holds a B.A. from Rider University and an M.B.A. from Pennsylvania State University. Our Board of Directors believes Mr. Devine’s experience as an audit partner focused on technology companies and his experience as a Board and Audit Committee member of a public company qualify him to serve on our Board of Directors.

Barbara “Bobbie” Kilberg has served as a member of our Board of Directors since January 2017. Ms. Kilberg is President and CEO Emeritus of the Northern Virginia Technology Council (NVTC), one of the largest technology councils in the nation. Ms. Kilberg held the position of President and CEO of NVTC from 1998 to 2020. She currently serves as Strategic Advisor to NVTC, as well on the Board of Advisors to CNSI and RevTek Solutions. Ms. Kilberg holds a B.A. in Political Science from Vassar College, an M.A. in Political Science from Columbia University, and an L.L.B. from Yale University. Our Board of Directors believes Ms. Kilberg’s experience working with technology companies at NVTC and in national and local government positions qualifies her to serve on our Board of Directors.

Michael J. Mulligan has served as a member of our Board of Directors since 2008. Since February 2001, Mr. Mulligan has served as President of Sea Level Investment Corporation, a personal investment company. Mr. Mulligan was chairman and Chief Executive Officer of Mapquest.com prior to its acquisition by AOL in 2001. Mr. Mulligan also has held senior positions with American Express, Official Airline Guides, and Berlitz International. Mr. Mulligan holds a B.A. from Wheeling Jesuit University and an M.B.A. from Harvard University. Our Board of Directors believes Mr. Mulligan’s executive experience qualifies him to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Because our Chief Executive Officer, Mr. Calkins, owns in excess of 50% of the voting power of our outstanding capital stock, we are eligible to elect the “controlled company” exemption to the corporate governance rules for publicly-listed companies. However, we have not elected to do so. Therefore, as a listed company, the Nasdaq Stock Market (“Nasdaq”) listing standards require that a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure the independence determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment, and affiliations, including family relationships, our Board of Directors determined that Messrs. Biddle, Boccassam, Devine, and Mulligan and Ms. Kilberg, representing five of our seven directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. Messrs. Calkins and Kramer are not considered independent because they are executive officers of the Company. In making these independence determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

BOARD LEADERSHIP STRUCTURE

The Company’s Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Mr. Calkins. The Company believes combining the positions of Chief Executive Officer and Chairman of the Board helps to ensure the Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Chairman of the Board has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes combining the positions of Chief Executive Officer and Chairman of the Board provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes a combined Chief Executive Officer/Chairman of the Board is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes it is advantageous to have a Chairman of the Board possessing an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Chairman of the Board. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, the Company believes it is advantageous to combine the positions of Chief Executive Officer and Chairman of the Board at this time.

As described above under “Independence of the Board of Directors”, five of the seven directors on the Board of Directors are “independent directors.” The independent directors meet separately from the rest of the Board, including the Chief Executive Officer and Chairman of the Board, at least two times per year. The Company believes such separate meetings of the independent members of the Board of Directors help ensure the effective independent functioning of the Board in its oversight responsibilities.

ROLE OF THE BOARD IN RISK OVERSIGHT

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity, and reputational risks, including with respect to the ongoing COVID-19 pandemic. One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Board has also received regular updates from the management team on the ongoing COVID-19 pandemic and is involved in strategic decisions related to the impact of COVID-19 on our business. Our Audit Committee has the responsibility to review and discuss with management and the Company’s auditors the Company’s policies on financial reporting risk management and assessment. The Audit Committee provides regular reports to the Board of Directors about material issues affecting the quality or integrity of the Company’s financial statements, compliance with legal or regulatory requirements, the performance or independence of the Company’s auditors, and other matters as the Audit Committee deems appropriate. Our Nominating and Corporate Governance Committee periodically reviews and assesses the effectiveness of our corporate governance guidelines. Our Compensation Committee reviews our employee compensation practices and policies, as they relate to risk management and risk-taking incentives, to determine if such compensation policies and practices are reasonably likely to have a material, adverse effect on the Company. Typically, the Board as a whole meets with the key employees responsible for risk management, including cybersecurity, at least annually. Both the Board as a whole and the various standing committees receive periodic reports from our risk management leaders, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met six times during 2020. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. Members of our Board of Directors are also invited and encouraged to attend each annual meeting of stockholders. Each member of our Board of Directors attended our 2020 Annual Meeting of Stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the committees has authority to engage legal, accounting, or other outside advisors as it deems appropriate to carry out its responsibilities. The Board of Directors has determined each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act. As described in more detail in its charter, the principal duties and responsibilities of the Audit Committee include, among other things:

•Helping our Board of Directors oversee our corporate accounting and financial reporting processes;
•Managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•Developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•Reviewing our policies on financial reporting risk assessment and management;
•Reviewing related party transactions;

•Obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•Approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee is composed of three directors: Messrs. Biddle, Devine, and Mulligan. Mr. Devine is the chairman of the Audit Committee. The Audit Committee met seven times during 2020. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at investors.appian.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has also determined that Mr. Devine qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Devine’s level of knowledge and experience based on a number of factors, including his experience as an audit partner focused on technology companies and his experience as an audit committee member of a public company.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

THE AUDIT COMMITTEE

Michael G. Devine, Chair
A.G.W. “Jack” Biddle, III
Michael J. Mulligan

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Messrs. Boccassam and Mulligan and Ms. Kilberg. Mr. Mulligan is the chairman of the Compensation Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met four times during 2020. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at investors.appian.com.

As described in more detail in its charter, the principal duties and responsibilities of the Compensation Committee include, among other things:

•Reviewing and approving the compensation and terms of compensatory arrangements for our executive officers;
•Reviewing and recommending to our Board of Directors the compensation of our directors;
•Administering our equity incentive plans and other benefit programs;
•Reviewing, adopting, amending, or terminating and approving incentive compensation and equity plans and other benefit programs; and

•Reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. None of the members of our Compensation Committee is an officer or employee of the Company, nor have they ever been an officer or employee of the Company.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Secretary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities, and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from legal, accounting, or other outside advisors or compensation consultants to assist in the evaluation of director and officer compensation. The Compensation Committee has sole responsibility for the appointment, authority to select, retain, and terminate any such consultants or advisors engaged for the purpose of advising the Committee, and such consultants or advisors will report directly to the Committee. Under the charter, the Compensation Committee may only select compensation consultants, legal counsel, or other advisors to the Committee after assessing the independence of these persons in accordance with the factors prescribed by Nasdaq; however, there is no requirement that any such adviser be independent.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards, and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee may also consider matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The Compensation Committee reviews and determines the compensation to be paid to the Company’s executive officers and directors. In the case of the Chief Executive Officer, the Compensation Committee reviews and approves the compensation and other terms of employment and evaluates the Chief Executive Officer’s performance in achieving corporate performance goals and objectives. The Chief Executive Officer may not be present during the voting or deliberations regarding his compensation.

For all other executive officers and senior management, the Compensation Committee reviews and approves the individual and corporate performance goals and objectives and determines and approves all elements of compensation and terms of employment of these individuals. The Chief Executive Officer may be present during these discussions but may not vote. The Compensation Committee also reviews the type and amount of compensation to be paid or award to Board members and recommends such compensation to the Board for its approval.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

THE COMPENSATION COMMITTEE

Michael J. Mulligan, Chair
Prashanth “PV” Boccassam
Barbara “Bobbie” Kilberg

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Boccassam and Mulligan and Ms. Kilberg. Mr. Mulligan is the chairman of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met one time during 2020. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at investors.appian.com.

As described in more detail in its charter, the principal duties and responsibilities of the Nominating and Corporate Governance Committee include, among other things:

•Identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;
•Considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•Developing and making recommendations to our Board of Directors regarding corporate governance guidelines and practices; and
•Overseeing periodic evaluations of our Board of Directors’ performance including committees of the Board of Directors.

The Nominating and Corporate Governance Committee believes candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethics, the ability to read and understand basic financial statements, and being over 21 years of age. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial, and ethnic diversity), age, skills, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience, and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis.

In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee

to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Appian Corporation, 7950 Jones Branch Drive, McLean, Virginia 22102, Attention: Secretary. The written recommendation must be received by the Nominating and Corporate Governance Committee no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number of Company shares that are owned beneficially by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information for the proposed nominee, and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may do so by sending written communications addressed to the Board or to such director c/o Appian Corporation, 7950 Jones Branch Drive, McLean, Virginia 22102, Attn: Secretary. Written communications may be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party.
Each stockholder communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, and hostile communications). The screening procedures have been approved by a majority of the independent directors. Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis. Communications determined by the Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.

All communications made pursuant to the Company’s Accounting and Auditing Whistleblower Policy (the “Whistleblower Policy”) that relate to accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. Complaints covered by the Whistleblower Policy may be reported directly to our General Counsel via e-mail sent to compliance@appian.com or directly to the members of the Audit Committee via e-mail sent to auditcommittee@appian.com.

CODE OF ETHICS

The Company has adopted a Code of Conduct that applies to all directors, executives, employees, and independent contractors of the Company and its subsidiaries. The Code of Conduct is available on the Company’s website at investors.appian.com. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

INSIDER TRADING POLICY

We have adopted an insider trading policy that prohibits speculative or short-term trading. Specifically, no employee, director, or consultant may engage in short sales, transactions in put or call options, hedging transactions, margin accounts, or other inherently speculative transactions with respect to our stock.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO has audited the Company’s financial statements since 2013. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting will be required to ratify the selection of BDO. Abstentions have the same effect as an “Against” vote. Broker non-votes are not expected to result from this proposal.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and 2019 by BDO, the Company’s principal accountant:

	Year Ended December 31,
	2020	2019
Audit fees (1)	$1,738,400	$1,763,344
Audit-related fees (2)	28,858	23,800
Total fees	$1,767,258	$1,787,144
(1)“Audit fees” includes fees billed for the fiscal year shown for professional services for the audit of our annual financial statements, the audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the review of quarterly financial statements included in our quarterly reports on Form 10-Q, the consents issued for our registration statements, and delivery of auditor comfort letters.
(2)“Audit-related fees” includes fees billed for professional services provided to us in connection with the annual audit of our employee benefit plan.

All fees described above were pre-approved by the Audit Committee in accordance with the pre-approval policy described below.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, BDO. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as disclosed in this Proxy Statement under the heading “Compensation Discussion and Analysis.”

In considering their vote, we urge our stockholders to review carefully our compensation policies and decisions regarding our named executive officers in this Proxy Statement. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain the named executive officers, who are critical to our success, and to align their interests with the long-term interests of our stockholders. Under this program, the named executive officers are rewarded for the achievement of both corporate and individual performance goals, which are intended to result in increased stockholder value.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and the related narrative disclosure, is hereby APPROVED.”

Because the vote on this proposal is advisory, the result will not be binding on the Board, the Compensation Committee, or us. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of Proposal 3 requires the approval of the holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE APPIAN CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the Appian Corporation Employee Stock Purchase Plan (the “ESPP”) in this Proposal 4. At the recommendation of the Compensation Committee, our Board voted unanimously to approve and adopt the ESPP on April 20, 2021, subject to stockholder approval at the Annual Meeting. The ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the “Code”).

The purpose of the ESPP is to provide eligible employees the opportunity to purchase shares of our Class A Common Stock through payroll deductions and Company contributions. The ESPP would encourage share ownership, thereby aligning employee interests with those of our stockholders and enhancing our ability to attract, motivate, and retain qualified employees. If the ESPP is not approved by our stockholders, the ESPP will not become effective, any payroll deductions or Company contributions will be returned, and no shares or rights will be issued under it.

Summary of the ESPP

A summary of the principal features of the ESPP is set forth below. The summary is qualified in its entirety by reference to the full text of the ESPP, which is attached to this proxy statement as Exhibit I.

Administration. The ESPP will be administered by the Board of Directors or by one or more committees to which the Board of Directors delegates such administration (as applicable, the “Administrator”). The Administrator has broad authority to construe the ESPP and to make determinations with respect to the terms and conditions of each monthly period under the ESPP, including employee eligibility requirements, maximum payroll deductions, Company matching contributions, as well as other matters pertaining to plan administration.

Participation. Under the terms of the ESPP, eligible employees may generally elect to contribute and apply to the purchase of shares of Class A Common Stock between 2% and 15% of their eligible compensation during each monthly period, up to a maximum contribution of $25,000 per employee per calendar year. Eligible compensation consists of regular base salary, sales commissions, and bonuses but excludes expense reimbursements, fringe benefits, equity compensation, and other special payments. The Company will make a matching contribution of 15% on the first $10,000 of employee contributions and of 5% on any employee contributions above $10,000 per calendar year. The amount of the Company’s matching contribution is subject to change and may be subject to an annual limit per calendar year. A participant may terminate his or her participation in the ESPP at any time by providing proper notice, and a participant's participation in the ESPP will also terminate if he or she ceases to qualify as an eligible employee.

Class A Common Stock Reserved for Issuance under the ESPP. We will not be reserving any shares of Class A Common Stock for issuance under the ESPP. Rather, shares to be made available for sale under the ESPP will be from open market purchases of shares of our Class A Common Stock through a broker designated by the Administrator, from time to time, at market prices.

Eligible Employees. The Administrator may designate certain of our subsidiaries as participating “designated subsidiaries” in the ESPP and may change these designations from time to time. Employees of the Company and our designated subsidiaries are eligible to participate in the ESPP if they meet the eligibility requirements under the ESPP established from time to time by the Administrator. Unless otherwise determined by the Administrator, our employees are eligible to participate in the ESPP if they are customarily employed by us or a designated subsidiary full-time or more than part-time over twenty hours per week. Such employees will be eligible to participate starting the first month following their starting date. Eligible employees become participants in the ESPP by enrolling and authorizing payroll deductions by the deadline established by the Administrator prior to the relevant enrollment date. Directors who are not employees, as well as consultants, are not eligible to participate in the ESPP. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period. Subject to limited exceptions, all of our approximately 1,511 employees are expected to be eligible to participate in the ESPP.

Offering Periods. Under the ESPP, employees are offered the right to purchase shares of Class A Common Stock during monthly periods designated by the Administrator. The initial monthly period is expected to commence on September 1, 2021 and end on September 30, 2021, and the subsequent offering periods are expected to be successive one-month periods commencing on the 1st of each month to occur following the commencement of the initial offering period. The Administrator may, in its discretion, modify the terms of future offering periods.

Share Purchases. On the first trading day of each monthly period, each participant will automatically be granted a right to purchase shares of our Class A Common Stock. Shares are purchased on each exercise date following an offering period, to the extent of the payroll deductions accumulated during the applicable monthly period, subject to the participant remaining an eligible employee through such exercise date. The exercise date for each monthly period will be the first trading day after funds are received by the broker. The Company will pay all brokerage commissions and fees in connection with each purchase of shares. On April 19, 2021, the closing sales price of our Class A Common Stock on NASDAQ was $125.87 per share.

Termination of Eligibility. If a participant ceases to be an eligible employee for any reason during an offering period, he or she will be deemed to have elected to withdraw from the ESPP, and any amounts credited to the participant’s ESPP account will be returned to the participant or the participant’s beneficiary in the event of his or her death. Participation ends automatically upon a participant’s termination of employment.

Amendment or Termination of the ESPP. The Administrator has the right to amend, suspend, or terminate the ESPP at any time and from time to time to the extent it deems advisable, subject to the requirement to obtain stockholder approval of amendments to the extent required by law and NASDAQ rules.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the ESPP and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

The ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, certain tax benefits available to participants in a Section 423 plan are not available under the ESPP. Shares under the ESPP are purchased using after-tax employee and after-tax Company contributions, and a participant will recognize taxable income as a result of receiving any matching contributions by the Company under the terms of the ESPP. Upon subsequent resale of the shares of Common Stock, the difference between the sale price and the price at which the shares were purchased will be treated either as a capital gain or loss. The holding period to determine whether the capital gain (or loss) is a long- or short-term capital gain (or loss) will commence on the day after the date on which the shares are acquired.

The above is a general summary under current law of the material federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local, and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary above does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. Further, this summarized tax information is not tax advice, and a participant in the ESPP should rely on the advice of his or her legal and tax advisors.

New Plan Benefits

Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and contribution elections and on the fair market value of our Class A Common Stock at various future dates, neither the actual number of shares that may be purchased by any individual nor the benefits that will be received in the future by participants in the ESPP can be determined in advance.

Vote Required; Recommendation

The adoption of the Appian Corporation Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy that are entitled to vote and actually cast thereon at the Annual Meeting, voting as a single class. Abstentions and broker non-votes will have no effect on the outcome of the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

EXECUTIVE OFFICERS
The following table sets forth our executive officers and their respective ages and positions with us as of the record date:

Name	Age	Position held within the company
Matthew Calkins	48	Chief Executive Officer, President, Founder and Chairman of the Board
Robert C. Kramer	46	General Manager, Founder and Director
Mark Lynch	58	Chief Financial Officer
Eric Cross	54	Chief Revenue Officer
Christopher Winters	48	General Counsel

Messrs. Calkins and Kramer are members of our Board of Directors and their biographies are set forth above under “Proposal No. 1.”

Mark Lynch has served as our Chief Financial Officer since October 2008. Mr. Lynch holds a B.S. in Accounting from Pennsylvania State University and an M.B.A. in Finance from George Washington University.

Eric Cross has served as our Chief Revenue Officer since May 2020. Prior to that, he served as the Chief Revenue Officer of Egnyte, a privately held enterprise content collaboration software company from August 2019 to March 2020. Prior to Egnyte, Mr. Cross served as Vice President, Worldwide Sales, for Apigee, a publicly held enterprise lifecycle API management software company from 2013 through July 2019. From 2008 to 2013, Mr. Cross served in several positions at Blue Coat Systems, an enterprise software company. Mr. Cross holds a B.B.A. degree in risk management from the University of Georgia.

Christopher Winters has served as our General Counsel since September 2015 and our corporate Secretary since November 2015. From June 2013 to August 2015, Mr. Winters was General Counsel at Applied Predictive Technologies, Inc., a software-as-a-service company focused on predictive analytics. From January 2008 to May 2013, Mr. Winters held positions in the legal department of CoStar Group Inc., a provider of commercial real estate information, analytics, and online marketplaces. Mr. Winters holds a B.A in History from Northern Illinois University and a J.D. from Harvard University.

Family Relationships

There are no family relationships among any of our executive officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 31, 2021, for:

•Each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;
•Each of our named executive officers;
•Each of our directors; and
•All of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon a total of 70,823,518 shares of Class A common stock outstanding as of March 31, 2021, assuming the conversion of 31,503,666 shares of Class B common stock into 31,503,666 shares of Class A common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 30, 2021, which is 60 days after March 31, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. The number of shares in the table below beneficially owned by each person or entity reflects all shares of Class A and Class B common stock held by such person or entity as of March 31, 2021. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Appian Corporation, 7950 Jones Branch Drive, McLean, Virginia 22102.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage
Principal Stockholders:
Baillie Gifford and Company(1)	6,142,402	8.7%
Entities affiliated with Abdiel Capital Management, LLC(2)	5,281,078	7.5%
The Vanguard Group, Inc.(3)	3,918,803	5.5%
Blackrock Inc.(4)	2,695,089	3.8%
Named Executive Officers and Directors:
Matthew Calkins(5)	29,360,043	40.2%
Mark Lynch(6)	4,754	*
Robert C. Kramer(7)	2,379,718	3.4%
Eric Cross(8)	7,524	*
Christopher Winters(9)	29,017	*
David Mitchell(10)	15,646	*
A.G.W. “Jack” Biddle, III(11)	167,072	*
Prashanth “PV” Boccassam(12)	22,866	*
Michael G. Devine(13)	1,845	*
Barbara “Bobbie” Kilberg(14)	48,894	*
Michael J. Mulligan(15)	24,574	*
All current directors and executive officers as a group (10 persons)	32,061,953	43.9%
* Represents beneficial ownership of less than 1%.

(1)Consists of 6,142,402 shares of Class A common stock held by Baillie Gifford & Co, a Scottish partnership, and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. This information has been obtained from a Schedule 13G/A filed on January 7, 2021, by Baillie Gifford & Co. The principal business address of Baillie Gifford & Co is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom.
(2)Consists of 5,122,245 shares of Class A common stock held by Abdiel Qualified Master Fund, LP (“AQMF”), and 158,833 shares of Class A common stock held by Abdiel Capital, LP (“ACLP”). This information has been obtained from a Schedule 13D/A filed on February 1, 2021, by Abdiel Capital Management, LLC, AQMF, ACLP, Abdiel Capital Advisors, LP and Colin T. Moran. Abdiel Capital Management, LLC is the general partner of AQMF and ACLP, and Abdiel Capital Advisors, LP serves as the investment manager of AQMF and ACLP. Colin T. Moran is the managing member of Abdiel Capital Management, LLC and Abdiel Capital Partners, LLC, which is the general partner of Abdiel Capital Advisors, LP. By virtue of the foregoing relationships, each of the reporting persons may be deemed to beneficially own the securities held by AQMF and ACLP. The principal business address of these persons and entities is 90 Park Avenue, 29th Floor, New York, New York 10016.
(3)This information has been obtained from a Schedule 13G/A filed on March 10, 2021, by The Vanguard Group. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)This information has been obtained from a Schedule 13G/A filed on January 29, 2021, by Blackrock, Inc. The principal business address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
(5)Consists of (i) 6,941,070 shares of Class B common stock held by Wallingford, LLC, for which Mr. Calkins serves as the managing member, (ii) 20,274,710 shares of Class B common stock held by Calkins Family LLC, for which Mr. Calkins serves as the managing member, and (iii) 2,144,263 shares of Class B common stock issuable upon the exercise of options. Wallingford, LLC and Calkins Family LLC have pledged 6,941,070 shares of Class B common stock and 20,274,710 shares of Class B common stock, respectively, as security for loans.
(6)Consists of 4,674 shares of Class A common stock held directly by Mr. Lynch and 80 shares of Class B common stock issuable upon the exercise of options.
(7)Consists of 96,225 shares of Class A common stock held by Mr. Kramer directly, 2,214,598 shares of Class B common stock held by The Robert C. Kramer Revocable Trust, for which Mr. Kramer serves as sole trustee and beneficiary, and 68,895 shares of Class B common stock issuable upon the exercise of options.
(8)Consists of 7,524 restricted stock units (“RSUs”) vesting within 60 days of March 31, 2021.
(9)Consists of 27,041 shares of Class A common stock held directly by Mr. Winters and 1,976 shares of Class B common stock issuable upon the exercise of options.
(10)Based on the last Form 4 filed for Mr. Mitchell on March 9, 2020. Mr. Mitchell was not an executive officer as of March 31, 2021 but was one of our named executive officers for the year ended December 31, 2020.
(11)Consists of 8,635 shares of Class A common stock held directly by Mr. Biddle, 100,000 shares of Class A common stock held by Jack Biddle, Inc., for which Mr. Biddle is the president, and 58,437 shares of Class A common stock held by family trusts established for the benefit of Mr. Biddle's children, for which entities Mr. Biddle serves as the trustee.
(12)Consists of 22,337 shares of Class A common stock and 529 shares of Class B common stock held directly by Mr. Boccassam.
(13)Consists of 1,845 shares of Class A common stock held directly by Mr. Devine.
(14)Consists of 1,694 shares held by William & Barbara Kilberg Trustees of the William Kilberg Trust DTD 07/01/98 and Barbara & William Kilberg Trustees of the Barbara Kilberg Trust DTD 07/01/98, Tenants in Common, which are pledged as security for a line of credit, and 47,200 shares of Class B common stock issuable upon the exercise of options.
(15)Consists of 20,447 shares of Class A common stock held directly by Mr. Mulligan and 3,070 shares of Class A common stock and 1,057 shares of Class B common stock held by Sea Level Investments, of which Mr. Mulligan is the president.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our Class A common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A common stock. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with, except for one Form 4 filing for an RSU grant to Mr. Cross and one Form 4 filing for the conversion of Class B shares to Class A shares by Mr. Kramer that were filed late due to administrative errors.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

The following Compensation Discussion and Analysis is a discussion of certain aspects of our compensation programs and practices as they relate to our principal executive officer, principal financial officer, and three other most highly compensated executive officers as of December 31, 2020, whom we refer to below collectively as our “named executive officers” or “NEOs”. Pursuant to the disclosure requirements contained in the SEC rules, this year’s NEO list also includes one individual who is no longer employed by the Company. Effective May 31, 2020, David Mitchell resigned from his position as Senior Vice President, Worldwide Sales.

Set forth below is also a description of the philosophy and objectives underlying our executive compensation policies, the most important executive compensation decisions during 2020, and an analysis of these policies and decisions.

In addition to Mr. Mitchell, our named executive officers for 2020 are:

Name	Title
Matthew Calkins	Chief Executive Officer, President, Founder and Chairman of the Board
Mark Lynch	Chief Financial Officer
Robert C. Kramer	General Manager, Founder and Director
Eric Cross	Chief Revenue Officer
Christopher Winters	General Counsel & Secretary

Executive Summary

Our Company

We provide a low-code automation platform that accelerates the creation of high-impact business applications and workflows, enabling our customers to automate the most important aspects of their business. Global organizations use our applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance.

We sell our software almost exclusively through subscriptions. As of December 31, 2020, we had 693 customers in a wide variety of industries, of which 548 customers were commercial and 145 customers were government or non-commercial entities.

Business Highlights

For our fiscal year ended December 31, 2020, we experienced strong revenue growth and significantly improved business results that provide context for our stockholders reviewing our executive compensation program. Our fiscal 2020 highlights include the following:

•Total revenue was $304.6 million.
•Subscriptions revenue was $198.7 million, an increase of 31% over 2019.
•Cloud subscription revenue retention rate was 119% as of December 31, 2020.
•GAAP operating loss was $37.9 million in 2020 compared to a loss of $50.5 million in 2019.
•Non-GAAP operating loss* was $22.6 million in 2020 compared to a loss of $34.0 million in 2019.
•Total number of subscription customers at December 31, 2020 was 654, an increase of 34% year-over-year.

*Non-GAAP operating loss is a non-GAAP financial measure, which represents GAAP operating loss, excluding stock-based compensation expense. A reconciliation from GAAP operating loss to non-GAAP operating loss is set forth on Appendix A to this Proxy Statement.

Executive Compensation Philosophy and Practices

Philosophy and Objectives

Our compensation philosophy is driven by our objective to attract and retain outstanding individuals across the Company. We seek to reward those who take on additional responsibility, are innovative, and are making an exceptional impact on the Company’s business, employees, customers, partners, or culture. These principles and people are the pillars of our organization. Our objective is to signal to these individuals they have a future with the Company and are valued.

Our executive compensation program fits within this philosophy and aims to achieve these objectives. In addition, we also believe as a public company, certain elements of our executive compensation programs should align employee interests with those of our stockholders.

Practices and Policies

The Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term, and long-term incentive compensation as well as cash and non-cash compensation it believes are appropriate to achieve the goals of our executive compensation program and our corporate objectives. We do not have formal policies for allocating compensation among base salary, annual performance bonuses, and equity awards or among cash and non-cash compensation. Furthermore, we do not have formal practices regarding grants of equity awards to our NEOs. Except with respect to his own compensation, our Chairman and CEO Matt Calkins advises the Compensation Committee with respect to the compensation of our NEOs.

The following is a summary of our guiding principles and practices with respect to executive compensation:

What We Do	What We Don't Do
✓ Conduct annual executive compensation review	✗ No “single trigger” change in control payments
✓ Place a significant amount of targeted compensation at risk	✗ No stock option repricing
✓ Multi-year vesting requirements for equity awards	✗ No automatic acceleration of vesting under equity plans
✓ Tie performance bonus opportunities to corporate objectives	✗ No executive retirement plans
✓ Design our compensation programs to discourage excessive risk-taking	✗ No special welfare or health benefits
✗ No guaranteed salary increases or bonuses
✗ No significant perquisites
✗ No Section 280G tax gross-ups
Elements of Executive Compensation

Our compensation program generally consists of, and is intended to strike a balance among, three principal elements for each NEO: base salary, short-term cash incentive payments, and stock-based compensation for Mr. Calkins, Mr. Kramer, Mr. Lynch, and Mr. Winters, and base salary, bonus/sales commissions, and stock-based compensation for Mr. Cross and Mr. Mitchell. Set forth below is a description of these elements, their principal features, and why we pay them.

Base Salary

Base salary is one component of each NEO’s cash compensation. We establish base salary after considering a number of factors, including the scope of each NEO’s responsibilities, the performance of the NEO, and current economic and competitive market conditions. Base salaries are used to attract, motivate, and retain outstanding employees with a set amount and consistent payments. Base salaries for our NEOs are reviewed annually by the Compensation Committee and at the time of a promotion or other changes in responsibility of a NEO and may be adjusted after considering the above factors.

Short-Term Cash Incentive Payments

Each NEO, other than Mr. Cross, who participates in his own bonus program, and Mr. Mitchell, who participated in our sales commission program, is entitled to participate in the Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”), a performance-based target incentive payment program. Under the Bonus Plan, the NEO is eligible to receive a cash incentive payment based on the attainment of one or more corporate performance goals approved by the Board. The target amount for each NEO is determined by the Compensation Committee each year, generally at the beginning of such year. The Bonus Plan is intended to provide an incentive for superior work and to motivate eligible executives toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to attract and retain highly qualified executives.

Eric Cross Bonus Program

For 2020, Mr. Cross participated in a bonus program that was based on the achievement of the highest of three percentages: a percentage of specific sales by the sales team, the percentage achieved by the NEOs under the Bonus Plan, and 50%, pro-rated based on his starting date in 2020. The amount paid to Mr. Cross under the bonus program for 2020 was based on the Bonus Plan. As the Chief Revenue Officer, for 2021, Mr. Cross is eligible to earn a bonus based on the results of the worldwide sales team under a sales commission plan.

Sales Commission Plans

We establish sales commission plans to encourage and reward contributions to our long-term revenue growth for our sales employees. As the Senior Vice President, Worldwide Sales, Mr. Mitchell was eligible to receive compensation under our sales commission plan. Sales commission plans are set for each calendar year, and Mr. Mitchell was eligible to earn commissions based on the results of the worldwide sales team. The revenue targets are determined by our Board of Directors in consultation with our CEO and CFO.

Stock-Based Compensation

Another component of an NEO’s total compensation is stock-based compensation, in order to closely tie total compensation to long-term shareholder value. Accordingly, NEOs receive stock-based awards at the time of hire and are also eligible for stock-based awards on a periodic basis. Because our compensation program is designed to reward long-term performance and operate over a period of years, NEOs may not necessarily receive stock-based awards every year. Annual total compensation as reported in the Summary Compensation Table below includes the entire fair value as of the grant date of a stock award granted in that year, without regard to the fact the grant vests over a number of years, and as such, a named executive officer’s total compensation as reported will be higher in years in which he received a grant compared to years in which he did not receive a grant.

How We Determine Executive Compensation

Role of our Compensation Committee

The Compensation Committee reviews each NEO’s compensation at least once a year and makes a final determination regarding any adjustments to the current compensation structure and levels after considering a number of factors. The Compensation Committee generally considers the scope of an officer’s responsibilities and performance, as well as the Company’s performance and current market conditions. The Compensation Committee also considers recommendations made by our CEO with regard to equity grants to the other NEOs based on the performance of each NEO over the past year. We do not use a peer group or consider competitive market pay data at this time and have no present intention to consider peer group compensation in the near term. We may change this practice in the future.

Role of Compensation Committee Consultants

Under its charter, the Compensation Committee has the authority to select, retain, and terminate compensation consultants. The Compensation Committee did not retain any compensation consultants in 2020 and has not retained one for 2021 at this time.

Role of Chief Executive Officer

Our CEO makes recommendations to the Compensation Committee regarding the setting of performance objectives for the Company. The CEO may also set specific goals for particular departments of the Company such as our Customer Success organization. Each NEO is required to operate his function with the purposes of meeting the overall performance objectives of the Company and to maximize the productivity of his own functional area of responsibility. While our Compensation Committee solicits the recommendations of our Chief Executive Officer, the Compensation Committee uses these recommendations as only one factor in making compensation decisions. No NEO participates in portions of any meetings during which decisions are made regarding his own compensation. The final salary adjustments and incentive awards to NEOs are approved solely by the Compensation Committee.

Say-on-Pay; Stockholder Engagement

At our 2020 Annual Meeting of Stockholders, we held our first stockholder advisory vote to approve the compensation paid to our NEOs as described in our proxy statement for that meeting, commonly referred to as a “say-on-pay” vote. Our stockholders approved the resolution on executive compensation with over 95% of votes cast voting in favor of the resolution. We considered the results of this vote and view this vote as confirmation that our stockholders support our executive compensation policies and decisions.

We value our stockholders' feedback and actively engage with our stockholders, including through our quarterly earnings calls, investor conferences, and outreach through our Investor Relations department. We continued our engagement throughout 2020 during the global pandemic through virtual conferences, meetings, emails, and calls with institutional and retail investors.

2020 Executive Compensation Program

Base Salary

The Compensation Committee is responsible for reviewing and setting the base salaries of the NEOs. For 2020, the base salaries were set at the same levels as 2019, except for Mr. Cross, who joined the Company in May 2020: $500,000 for Mr. Calkins, $400,000 for Mr. Lynch, $400,000 for Mr. Cross, $300,000 for Mr. Kramer, $350,000 for Mr. Winters, and $350,000 for Mr. Mitchell. In December 2020, the Compensation Committee reviewed the base salaries of the NEOs employed by us at such time (other than Mr. Calkins' and Mr. Cross'), and determined it would be appropriate to increase their base salary levels effective January 1, 2021, to the following: $600,000 for Mr. Lynch, $350,000 for Mr. Kramer, and $400,000 for Mr. Winters. The Compensation Committee reviewed the base salary for Mr. Calkins in February 2021 and determined it would be appropriate to increase his base salary effective March 1, 2021 to $750,000. The Compensation Committee considered the performance of the Company and the contributions of each officer to the success of the Company since the IPO and determined these increases were appropriate and warranted.

The following table is a summary of each NEO's base salary for fiscal years 2020 and 2019 (all amounts presented are in whole dollars):

Name	2020	2019
Matthew Calkins	$500,000	$500,000
Mark Lynch	400,000	400,000
Eric Cross	400,000	—
Robert Kramer	300,000	300,000
Christopher Winters	350,000	350,000
David Mitchell	350,000	350,000
Senior Executive Cash Incentive Bonus Plan

For 2020, the Compensation Committee set corporate performance goals under the Bonus Plan that were based on the following objective criteria: (1) a minimum level of annual contract value bookings (“ACV Threshold”), or if the ACV Threshold is not met, a minimum level of quarterly contract value bookings (the “Quarterly ACV Targets”), and (2) net new subscription customers (“Net New Subscription Customers”) for the year; provided, that no payments are payable under (2) unless a payment is made under (1). If the payment under (1) is less than the maximum amount, the payment under (2) is subject to certain maximum amounts as set forth below.

The minimum levels were set with a goal of having Appian achieve superior revenue and customer growth rates in 2020 as well as to create the basis for growth in future periods through the acquisition of new customers. Generally, the minimum levels are set such that the relative difficulty of achieving the minimum levels is consistent from year to year.

The amount each applicable NEO was eligible for under the Bonus Plan for 2020 was based on the following:

NEO	ACV Threshold and Quarterly ACV Targets (“ACV Target”)	Net New Subscription Customers (“NNSC”)
Matthew Calkins	$225,000 if ACV Threshold is met; if not met, then $56,250 for each quarter that a Quarterly ACV Target is reached, provided that the Quarterly ACV Target for Q4 is reached.
$1,250.00 for each NNSC in excess of the NNSC minimum, not to exceed $18,750 if the amount paid under the ACV Target is $56,250, not to exceed $37,500 if the amount paid under the ACV Target is $112,500, and not to exceed $56,250 if the amount paid under the ACV Target is $168,750.

Robert Kramer	$37,500 if ACV Threshold is met; if not met, then $9,375 for each quarter that a Quarterly ACV Target is reached, provided that the Quarterly ACV Target for Q4 is reached.
$208.33 for each NNSC in excess of the NNSC minimum, not to exceed $3,125 if the amount paid under the ACV Target is $9,375, not to exceed $6,250 if the amount paid under the ACV Target is $18,750, and not to exceed $9,375 if the amount paid under the ACV Target is $28,125.

Mark Lynch	$37,500 if ACV Threshold is met; if not met, then $9,375 for each quarter that a Quarterly ACV Target is reached, provided that the Quarterly ACV Target for Q4 is reached.
$208.33 for each NNSC in excess of the NNSC minimum, not to exceed $3,125 if the amount paid under the ACV Target is $9,375, not to exceed $6,250 if the amount paid under the ACV Target is $18,750, and not to exceed $9,375 if the amount paid under the ACV Target is $28,125.

Christopher Winters	$37,500 if ACV Threshold is met; if not met, then $9,375 for each quarter that a Quarterly ACV Target is reached, provided that the Quarterly ACV Target for Q4 is reached.
$208.33 for each NNSC in excess of the NNSC minimum, not to exceed $3,125 if the amount paid under the ACV Target is $9,375, not to exceed $6,250 if the amount paid under the ACV Target is $18,750, and not to exceed $9,375 if the amount paid under the ACV Target is $28,125.

The corporate performance goals for 2020 were calculated following the end of the year in accordance with the Company’s financial statements and disclosures. Each NEO earned the following amounts under the Bonus Plan for 2020: $297,525 for Mr. Calkins and $49,588 for each of Messrs. Kramer, Lynch, and Winters.

Eric Cross Bonus Program

Under his bonus program for 2020, Mr. Cross received a bonus of $247,938.

Sales Commission Plan

Under our sales commission plan for 2020, Mr. Mitchell received commissions of $116,865.

Long-Term Equity Incentive Compensation

Equity awards are granted under our 2017 Equity Incentive Plan (the “2017 Plan”), which was adopted by our Board and approved by our stockholders in 2017. The Compensation Committee evaluated and approved an equity award under the 2017 Plan for Mr. Cross in 2020 in connection with the commencement of his employment of 25,796 RSUs, that vest over a five-year period. See “Grants of Plan-Based Awards in 2020.” No other NEOs received any equity awards in 2020.

Other Features of Our Executive Compensation Program

Employment Agreements

Mr. Calkins and Mr. Kramer have entered into the standard employment agreement all of our employees agree to when commencing employment with Appian. The terms of the standard employment agreement state the employee is an “at-will” employee and includes provisions regarding non-competition, confidential information, and intellectual property. There are no provisions for additional payments upon termination or change-of-control of the Company. Mr. Mitchell also had a standard employment agreement with us.

We previously entered into employment agreements with Messrs. Cross, Lynch and Winters that include additional provisions to our standard employment agreement described above. These employment agreements provide for a severance payment of base salary for a period of six months, the vesting of unvested equity, and the payment of continued employment benefits for six months as discussed in additional detail below.

We did not amend any of the employment agreements in 2020 and entered into a separation agreement with Mr. Mitchell in connection with his departure from the Company in May 2020. See "Employment Agreements - Mr. Mitchell" below.

Section 401(k) Plan, Health and Other Benefits

We offer certain retirement, health, and other benefits to all employees. Our NEOs are eligible to participate in these benefit plans on the same basis as all other employees.

We provide a 401(k) Retirement Savings Plan (the “401(k) Plan”) to eligible U.S. employees that is intended to qualify under Section 401(k) of the Code as a defined contribution retirement plan. The 401(k) Plan allows participants to make elective deferrals of a portion of their income as a contribution to a Section 401(k) profit sharing plan. Under the 401(k) Plan, the Company may, but is not required to, make matching contributions. For 2020, the Company made semi-monthly matching contributions of $1.00 per $1.00 of the employee’s contribution for such pay period, up to a maximum of 4% of the employee’s gross compensation for such pay period.

Our health and benefit plans include medical, dental, vision, disability, life, long and short-term disability insurance, and flexible spending accounts. All employees also receive flexible leave with no set maximum number of vacation days and a medical leave program that allows employees to take sick leave when they need it, up to 10 consecutive business days.

Perquisites and Other Personal Benefits

We do not believe it is appropriate at this time to provide special perquisites and benefits and thus our NEOs do not receive any personal benefits or perquisites that are not available on a non-discriminatory basis to all employees.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally places a limit of $1 million on the amount of compensation deductible by a company in any one year with respect to compensation paid to certain of its officers, called covered employees. While we are mindful of the benefit of tax deductibility of compensation, we also value the flexibility of compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, we may approve compensation that may not be fully deductible.

Accounting

Under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”), the company is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Other Compensation Policies and Practices

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and CFO may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

We maintain an insider trading policy that prohibits employees, directors, and consultants from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, or other inherently speculative transactions with respect to our stock. We do not have any stock ownership requirements in place for our NEOs or prohibitions on pledging our stock.

We generally grant RSUs to newly hired employees shortly after the employee’s start date and subject to prior approval of the Compensation Committee. All employees are eligible for merit-based equity grants periodically throughout the year, subject to the approval of the Compensation Committee. We do not time the granting of equity awards to coordinate with the release of material non-public information.

Compensation Risk Assessment

As part of its review of the compensation paid to our employees, including our NEOs, the Compensation Committee considers any risks arising from the design and elements of our compensation policies and practices. We have determined the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, and any potential risks are not reasonably likely to have a material adverse effect on our Company as a whole.

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years 2020, 2019, and 2018, compensation awarded to, paid to, or earned by the Company’s Chief Executive Officer, Chief Financial Officer, its three other most highly compensated executive officers as of December 31, 2020, and Mr. Mitchell, who would have been one of our other most highly compensated executive officers if he was still an executive officer as of December 31, 2020 (the “Named Executive Officers”), in accordance with SEC rules. All amounts are presented in whole dollars.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Matthew Calkins,(5) Chief Executive Officer	2020	500,000	—	—	297,525	11,433	808,958
	2019	483,333	—	9,497,647	127,500	11,592	10,120,072
	2018	400,000	—	—	122,250	8,000	530,250
Mark Lynch,(6) Chief Financial Officer	2020	400,000	—	—	49,588	11,769(7)	461,357
	2019	377,500	1,002,527	—	21,250	9,135(7)	1,410,412
Eric Cross,(6) Chief Revenue Officer	2020	400,000	1,473,725	—	247,938	9,353	2,131,016
Robert Kramer,(5) General Manager	2020	300,000	—	—	49,588	11,648(7)	361,218
	2019	291,667	—	—	21,250	11,007(7)	323,924
	2018	250,000	2,564,419	—	24,450	10,509	2,849,378
David Mitchell(6) Former Senior Vice President, Worldwide Sales	2020	269,429(8)	—	—	—	350,000(9)	619,429
	2019	519,202(8)	—	—	—	35	519,237
Christopher Winters, General Counsel	2020	350,000	—	—	49,588	11,544(7)	411,132
	2019	339,167	501,264	—	21,250	11,393(7)	873,074
	2018	285,000	—	—	24,450	11,275	320,725

(1)This column reflects the full grant date fair value of RSUs granted during the year measured pursuant to ASC 718, the basis for computing stock-based compensation in our consolidated financial statements. For the RSU awards, the grant date fair value is calculated using the closing price of our Class A common stock on the date of grant. See Notes 2 and 10 to our Annual Report on Form 10-K for the year ended December 31, 2020 for information regarding the value determination of the RSU awards. There is no assurance the grant date fair values will ever be realized by any Named Executive Officer. See the “Outstanding Equity Awards at December 31, 2020” table below for information on RSU awards granted to our Named Executive Officers that remained outstanding as of December 31, 2020.
(2)This column reflects the full grant date fair value of options granted during the year measured pursuant to ASC 718. In accordance with Accounting Standards Update 2016-09, we account for forfeitures as they occur rather than estimate expected forfeitures. For stock options, we calculate the grant date fair value using the Black-Scholes model using the assumptions described in Note 10 to our Annual Report on Form 10-K for the year ended December 31, 2020. There is no assurance the grant date fair values will ever be realized by any Named Executive Officer. See the “Outstanding Equity Awards at December 31, 2020” table below for information on stock option awards granted to our Named Executive Officers that remained outstanding as of December 31, 2020.
(3)Totals for 2020 represent amounts earned by our NEOs, other than Mr. Cross and Mr. Mitchell, during 2020 pursuant to our Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”). Total for 2020 for Mr. Cross represents amounts earned by Mr. Cross during 2020 pursuant to his bonus program. Totals for 2019 represent amounts earned by our NEOs during 2019 pursuant to the Bonus Plan. Totals for 2018 represent amounts earned by our NEOs during 2018 pursuant to the Bonus Plan.
(4)The amounts reported in this column include matching contributions to our 401(k) savings plan or Roth IRA and life insurance premiums, which we provide to all eligible employees. See “Compensation Discussion and Analysis – Other Features of Our Executive Compensation Program.”
(5)Mr. Calkins and Mr. Kramer are members of our Board of Directors but do not receive any additional compensation in their capacity as directors.
(6)Because Mr. Lynch and Mr. Mitchell were not Named Executive Officers in 2018, SEC rules do not require their compensation for that year to be reported. Additionally, Mr. Cross was hired in May 2020; therefore, his compensation for 2019 and 2018 is not included.
(7)Includes gross-up payments in respect of taxes for health savings account contributions, which is a benefit available to all employees. These gross-up payments for each NEO totaled $750 in 2020 and $500 in 2019.
(8)Includes commissions of $116,865 and $169,202 for 2020 and 2019, respectively.
(9)Consists of a severance payment paid to Mr. Mitchell upon his resignation in May 2020. See "Employment Agreements - David Mitchell."

GRANTS OF PLAN-BASED AWARDS IN 2020

The following table shows certain information regarding grants of plan-based awards to the Named Executive Officers for the fiscal year ended December 31, 2020. There are no threshold, target, or maximum amounts set under the Bonus Plan for fiscal year 2020. The dollar value of the actual payments for these awards are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. For more information about our Bonus Plan, see “Compensation Discussion and Analysis - 2020 Executive Compensation Program - Senior Executive Cash Incentive Bonus Plan.”

Name	Grant Date	All Other Stock Awards: Number of RSUs	All Other Option Awards: Number of Securities Underlying Options	Per Share Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards ($)(2)
Matthew Calkins	—	—	—	—	—
Mark Lynch	—	—	—	—	—
Eric Cross	6/4/2020	25,796(1)	—	—	1,473,725
Robert Kramer	—	—	—	—	—
Christopher Winters	—	—	—	—	—
David Mitchell	—	—	—	—	—

(1)The RSU award was granted pursuant to our 2017 Plan. Each RSU represents a contingent right to receive one share of our Class A Common Stock (or its cash equivalent, at our discretion). 7,524 of the RSUs will vest on each of May 5, 2021, May 5, 2022, and May 5, 2023, and 3,224 of the RSUs will vest on May 5, 2024, provided the NEO has provided continuous service to us through each vesting date.
(2)See Footnotes 1 and 2 to the “Summary Compensation Table,” above, as applicable.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

The following table shows for the fiscal year ended December 31, 2020, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers. Mr. Mitchell did not have any outstanding equity awards at December 31, 2020. The market value of the Stock Awards represents the market value of the shares of Class A common stock underlying the RSUs as of December 31, 2020, based on the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market of $162.09 on such date.

	Option Awards(1)					Stock Awards (RSUs)(1)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options: Exercisable(2)	Number of Securities Underlying Unexercised Options: Unexercisable(3)	Option Exercise Price(4)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Matthew Calkins	7/20/2016	1,444,183	—	$9.46	7/20/2026	—	—
	4/25/2017	60	40(6)	$12.00	4/25/2027	—	—
	5/23/2019	—	700,000(7)	$33.98	5/23/2024	—	—
Mark Lynch	7/20/2016	—	30,000(9)	$9.46	7/20/2026	18,088(10)	$2,931,884
	4/25/2017	60	40(6)	$12.00	4/25/2027	20,000(11)	$3,241,800
	—	—	—	—	—	228(12)	$36,957
Eric Cross	—	—	—	—	—	25,796(13)	$4,181,274
Robert Kramer	1/27/2012	47,815	—	$1.16	1/27/2022	20,000(11)	$3,241,800
	4/8/2016	14,000	7,000(14)	$7.50	4/8/2026	—	—
	4/25/2017	60	40(6)	$12.00	4/25/2027	—	—
Christopher Winters	11/17/2015	36,896	—	$7.03	11/17/2025	20,000(11)	$3,241,800
	4/25/2017	60	40(6)	$12.00	4/25/2027	9,044(10)	$1,465,942

(1)All of the option awards and RSU awards listed in this table and granted before our 2017 Plan became effective on May 24, 2017 were granted under the 2007 Plan; all other option awards and RSU awards listed in this table were granted under the 2017 Plan.

(2)The shares of Class B common stock reflected in this column are vested and exercisable.
(3)The shares of Class B common stock reflected in this column had not satisfied the option vesting requirements as of December 31, 2020.
(4)All of the option awards listed in the table were granted with a per share exercise price equal to or above the fair market value of our common stock on the date of the grant as determined in good faith by our Board of Directors.
(5)The shares of Class B common stock reflected in this column had not satisfied the RSU vesting requirements as of December 31, 2020.
(6)One-half of the options vest on each of April 25, 2021 and April 25, 2022, subject to the recipient’s continued service through each vesting date.
(7)The shares of Class B common stock reflected in this column had not satisfied the option vesting requirements as of December 31, 2020. The option vests if the price per share of the Company's Class A common stock closes at or above 2.5 times the trailing 45-day average closing price of the Company's Class A common stock prior to the date of grant (the “Vesting Price Threshold”) during every business day of a 90-calendar day period or if the Company engages in a corporate transaction in which the Company's Class A common stock is valued at or above the Vesting Price Threshold. In connection with the option grant, Mr. Calkins sent a letter to the Board of Directors stating he intends to donate 100% of the income from any sales of shares acquired upon exercise of the option to a charitable organization or charitable foundation.
(8)These options vested on January 7, 2020.
(9)These options vest on July 20, 2021, subject to the recipient’s continued service through each vesting date.
(10)The RSUs were granted on October 29, 2019, and vest in four equal annual installments on each of November 5, 2021, November 5, 2022, November 5, 2023 and November 5, 2024, subject to the recipient’s continued service through each vesting date.
(11)The RSUs were granted on October 25, 2017, and vest in two equal annual installments on each of November 5, 2021, and November 5, 2022, subject to the recipient’s continued service through each vesting date.
(12)The RSUs were granted on October 19, 2018, and vest in three equal annual installments on each of November 5, 2021, November 5, 2022, and November 5, 2023, subject to the recipient’s continued service through each vesting date.
(13)The RSUs were granted on June 4, 2020. 7,524 of the RSUs will vest on each of May 5, 2021, May 5, 2022, and May 5, 2023, and 3,224 of the RSUs will vest on May 5, 2024, subject to the recipient's continued service through each vesting date.
(14)These options vested on April 8, 2021.
OPTION EXERCISES AND STOCK VESTED IN 2020

The following table presents, for each of the Named Executive Officers, on an aggregate basis, the number of shares of our common stock acquired upon the exercise of stock options and the vesting and settlement of RSUs during the fiscal year ended December 31, 2020 and the aggregate value realized on the exercise of stock options and the vesting and settlement of RSUs.

	Option Awards		Stock Awards (RSUs)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1), (2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1), (3) ($)
Matthew Calkins	—	—	—	—
Mark Lynch	84,000	4,608,800	14,598	1,098,062
Eric Cross	—	—	—	—
Robert Kramer	15,794	1,087,747	10,000	752,200
Christopher Winters	51,104	4,339,376	12,261	922,272
David Mitchell	—	—	10,000	489,600

(1)These values assume the fair market value of the Class B common stock underlying certain of the RSUs and options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.
(2)The aggregate value realized upon the exercise of an option represents the difference between the aggregate market price of the shares of our Class B common stock, assumed to be equal to our Class A common stock as described in footnote (1) above, on the date of exercise and the aggregate exercise price of the option.
(3)The aggregate value realized upon the vesting of an RSU represents the aggregate market price of the shares of our Class A common stock or Class B common stock (which is assumed to be equal to our Class A common stock as described in footnote (1) above) on the vesting date.

EMPLOYMENT AGREEMENTS

Messrs. Calkins and Kramer are, and Mr. Mitchell was, employed under our standard employment agreement available to all employees. Our standard employment agreement does not provide for any payments at, following, or in connection with the resignation, severance, retirement, or other termination (including constructive termination) of the employee, a change in his responsibilities, or a change in control of the Company. Each of our NEOs is an at-will employee. Regardless of the manner in which an NEO’s service terminates, the NEO is entitled to receive amounts earned during his term of service, including salary.

Eric Cross. Pursuant to his employment agreement and as defined below, if Mr. Cross’ employment with us is terminated by us without cause or if Mr. Cross resigns his employment with us for Good Reason, in each case within one year of a Change in Control of our company, Mr. Cross is entitled to receive (i) six months of salary, (ii) full acceleration of vesting with respect to all then-unvested equity awards granted to Mr. Cross pursuant to our equity incentive plans, and (iii) payment of premiums for continued health benefits under COBRA for up to six months. Mr. Cross’ severance payments and benefits are conditioned on his complying with his post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor. In addition, if Mr. Cross’ employment is terminated within the first year without cause, Mr. Cross is entitled to a severance payment equal to six months of salary.

Mark Lynch. Pursuant to his employment agreement and as defined below, if Mr. Lynch’s employment with us is terminated by us without cause or if Mr. Lynch resigns his employment with us for Good Reason, in each case within 30 days prior to or one year following a Change in Control of our company, Mr. Lynch is entitled to receive: (i) six months of salary, (ii) full acceleration of vesting with respect to all then-unvested equity awards granted to Mr. Lynch pursuant to our equity incentive plans, and (iii) payment of premiums for continued health benefits under COBRA for up to six months. Mr. Lynch’s severance payments and benefits are conditioned on his complying with the post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor.

Christopher Winters. Pursuant to his employment agreement and as defined below, if Mr. Winters’ employment with us is terminated by us without cause or if Mr. Winters resigns his employment with us for Good Reason, in each case within 30 days prior to or one year following a Change in Control of our company, Mr. Winters is entitled to receive (i) six months of salary, (ii) full acceleration of vesting with respect to all then-unvested equity awards granted to Mr. Winters pursuant to our equity incentive plans, and (iii) payment of premiums for continued health benefits under COBRA for up to six months. Mr. Winters’ severance payments and benefits are conditioned on his complying with his post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor.

“Change in Control” means the occurrence of (i) a change of ownership constituting more than 50% of the total voting power of Company stock (other than Mr. Calkins); (ii) a change in the effective control of the Company by replacement of a majority of the Board members during any twelve month period, which replacement is not endorsed by a majority of members of the Board or by vote of Mr. Calkins; or (iii) a change in ownership of a substantial portion of the Company’s assets, subject to certain limitations as set forth in each employment agreement.

“Good Reason” means (i) a material diminution in base compensation or target bonus; (ii) a material diminution in authority, duties, or responsibilities; (iii) a requirement to report to a corporate officer or Company employee other than the CEO; (iv) a material diminution in the employee’s budget; (v) a material change in the geographic location at which the employee must perform services; or (vi) any action or inaction that constitutes a material breach of the agreement by the Company, subject to certain limitations as set forth in each employment agreement.

David Mitchell. In connection with Mr. Mitchell's departure from the Company, we entered into a separation agreement with Mr. Mitchell that included a general release of claims and provided for a severance payment of $350,000 (equal to 12 months of his then current base salary) and payment of $6,731 for accrued, unused paid leave. The separation agreement also provided that Mr. Mitchell would work to transfer his job responsibilities through May 31, 2020, the date of his departure.

EQUITY PLAN TERMS

Each of our NEOs holds equity awards under the terms of the 2017 Plan and, for those awards granted prior to our IPO, the 2007 Stock Option Plan (the “2007 Plan”). The 2017 Plan and 2007 Plan do not include provisions for automatic acceleration of vesting upon a change of control of us or other significant corporate transactions. Under the 2017 Plan, the portion of the RSU award that has not vested will be forfeited upon termination of the participant’s employment with us. Under the 2007 Plan, if a participant is terminated for cause, any unexercised and exercisable options may not be exercised after termination. If the participant is terminated because of the death of the participant, the participant’s legal representative may exercise any unexercised and exercisable options for a period of one year after the participant’s death, and if the participant is terminated for any other reason, the participant has 30 days to exercise any unexercised and exercisable options. For a complete description of the terms of the plans, refer to the plan documents filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 18, 2021.

SUMMARY OF ESTIMATED AMOUNTS PAYABLE UPON A TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated payments to be made to Messrs. Cross, Lynch, and Winters under the terms of their employment agreements in the event of a termination of employment without cause or for good reason in connection with a change in control, upon resignation, or death. For a description of the actual payments and benefits provided to Mr. Mitchell in connection with his departure, see "Employment Agreements - David Mitchell" above. In accordance with SEC regulations, the following table does not include any amount to be provided to a Named Executive Officer under any arrangement that does not discriminate in scope, terms, or operation in favor of the Named Executive Officer and that is available generally to all salaried employees. Also, the following table does not duplicate information already provided in the outstanding equity awards at fiscal year-end table, except to the extent the amount payable to the Named Executive Officer would be enhanced by the termination event. The amounts in the following table are hypothetical and based on SEC regulations. Actual payments will depend on the circumstances and timing of any termination.

In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed the termination took place on December 31, 2020 under the terms of the current employment agreements, and the price per share of our common stock is the closing price of our Class A common stock as reported on The Nasdaq Global Market on December 31, 2020, or $162.09. All amounts are presented in whole dollars.

NEO Benefits and Payments upon Termination	Termination by Company Without Cause or by Employee for Good Reason, each in Connection with a Change in Control	Voluntary Termination	Death
Eric Cross(1)
Severance Payment	200,000	—	—
Acceleration of Equity Awards	4,181,274	—	—
Insurance Benefits	13,283	—	—
Total:	4,394,557	—	—
Mark Lynch
Severance Payment	200,000	—	—
Acceleration of Equity Awards	10,795,544	—	—
Insurance Benefits	9,334	—	—
Total:	11,004,878	—	—
Christopher Winters
Severance Payment	175,000	—	—
Acceleration of Equity Awards	4,713,746	—	—
Insurance Benefits	9,055	—	—
Total:	4,897,801	—	—

(1)Under his employment agreement, Mr. Cross is entitled to a payment equal to six months’ salary, or $200,000, if his employment is terminated within the first year without cause, regardless of a Change in Control.
CEO PAY RATIO

Under SEC rules, we are required to provide a reasonable estimate of the ratio of the annual total compensation of Mr. Calkins, our Chief Executive Officer, to the median of the annual total compensation of our other employees. We identified the employee with annual total compensation at the median of the compensation of all of our employees (the “median employee”) by considering our employee population as of December 31, 2020 (the “employee population determination date”). We considered all individuals, excluding our CEO, who were employed by us (including our consolidated subsidiaries) on the employee population determination date, whether employed in the United States or outside the United States, or on a full-time or part-time, including employees on a leave of absence. Contractors, interns, and other non-employees were not included in our employee population.

Our non-U.S. employees exceed 5% of our total U.S. and non-U.S. employees, but we excluded non-U.S. employees from the following countries (and approximate number of employees) under the de minimis exemption: France (10), Italy (23),

Netherlands (13), Singapore (2), Sweden (6), and Switzerland (12). The total number of our U.S. and non-U.S. employees irrespective of the de minimis exemption is 1,460 and 1,394 with the exemption.

To identify the median employee from the employee population described above, we determined each employee's compensation as the sum of the following components:

•Base pay - For hourly employees, base pay is calculated as the hourly rate in effect on December 31, 2020 multiplied by a reasonable estimate of hours worked during the year. For salaried employees, base pay is calculated as annual base salary in effect on December 31, 2020 regardless of the employee's hire date.
•Cash bonuses and commissions - For purposes of the calculation, our CEO's bonus was calculated as cash bonus earned in 2020. For all other employees, cash bonuses and commissions reflect actual bonuses or commissions paid in 2020.
•Equity compensation - For all employees, equity compensation is calculated as the aggregate grant date fair value (as determined in accordance with footnote 1 of the 2020 Summary Compensation Table) of any equity awards granted in fiscal year 2020.
•401(k) employer matching contributions - For employees with 401(k) contributions in 2020, we derived an average employer match by first determining total 401(k) employer contributions in 2020, then dividing the result by the total number of employees who contributed to the company's 401(k) plan in the year.
•Life insurance premiums - We assumed a value for life insurance premiums of $35 per employee.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using exchange rates in effect as of December 31, 2020 as provided in our system of record for compensation information. We did not make any cost-of-living adjustments for employees outside of the United States. We believe our methodology provides a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended and based upon our reasonable judgment and assumptions.

For our last completed fiscal year, which ended December 31, 2020:

•The median of the annual total compensation of all of our employees (other than Mr. Calkins), including employees of our consolidated subsidiaries, was approximately $139,056.
•Mr. Calkins' annual total compensation for 2020, as reported in the Summary Compensation Table included in this Proxy Statement, was $808,958.
•Based on the above, for fiscal 2020, the ratio of Mr. Calkins' annual total compensation to the median of the annual total compensation of all employees was approximately 5.82 to 1.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Arrangements

Our Board of Directors has adopted a director compensation policy for non-employee directors, which provides for the compensation of non-employee directors with cash and equity compensation. For 2020, under the policy, each non-employee director received an annual board service retainer of $130,000. The chairperson of each of our Audit Committee and our Compensation Committee received additional annual committee chair service retainers of $20,000 and $10,000, respectively. Members of our Audit Committee and our Compensation Committee received additional annual cash retainers of $10,000 for each such committee of which they are a member, in addition to any amounts such members received for service as chairperson. In December 2020, upon review of director compensation at peer technology companies and considering that the director compensation policy had not been updated since our IPO in 2017, we amended the director compensation policy to provide for an annual board service retainer of $250,000 and eliminated any additional retainers for committee memberships and committee chair service.

The annual retainers set forth above are paid one-half in the form of cash and one-half in the form of fully-vested shares of our Class A common stock to be issued pursuant to our 2017 Plan. The number of shares of Class A common stock is determined by dividing the dollar amount of retainers to be paid in shares by the fair market value per share of our common stock on the date the retainer is payable, rounded down to the nearest whole share. All equity awards under this policy are also subject to the limitations on compensation payable to non-employee directors set forth in our 2017 Plan. The annual retainers are paid or granted, as applicable, in equal quarterly installments in advance on the first day of each fiscal quarter in which the service occurs. Non-employee directors who join our Board of Directors at a time other than the first day of a fiscal quarter are paid and granted a prorated portion of the annual retainer. We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of our Board of Directors or any committee thereof.

2020 Director Compensation Table

The following table shows for the fiscal year ended December 31, 2020 certain information with respect to the compensation of all non-employee directors of the Company. Matthew Calkins, our Chief Executive Officer, and Robert Kramer, our General Manager, are also members of our Board of Directors, but they do not receive any additional compensation for their service as directors. Mr. Calkins’s and Mr. Kramer’s compensation as Named Executive Officers are set forth above under “2020 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
A.G.W. “Jack” Biddle, III	70,119	69,881	140,000
Prashanth “PV” Boccassam	70,119	69,881	140,000
Michael G. Devine	80,091	79,909	160,000
Barbara “Bobbie” Kilberg	70,119	69,881	140,000
Michael J. Mulligan	80,091	79,909	160,000
(1)The value disclosed is the aggregate grant date fair value of 1,502 shares of Class A common stock granted to each of Messrs. Biddle and Boccassam and Ms. Kilberg and 1,718 shares of Class A common stock granted to each of Messrs. Devine and Mulligan, computed in accordance with FASB ASC Topic 718. The number of shares of Class A common stock granted to each director was set using the closing price of our common stock as of the grant date.

The table below shows the aggregate number of option awards outstanding as of December 31, 2020, for each of our directors who is not a Named Executive Officer:

Name	Option awards(1), (2)
Barbara “Bobbie” Kilberg	65,200(3)
(1)All of the option awards listed in the table were granted under the 2007 Plan.
(2)The option awards listed in the table were awarded subject to a condition that prohibited exercise until we conducted a registered public offering of our shares. Such condition was satisfied for all of the option awards listed in the table, both vested and unvested, following our initial public offering.
(3)29,200 of the shares of Class B common stock reflected in this column were fully vested as of December 31, 2020. 18,000 shares vested on January 31, 2021 and 18,000 shares will vest on January 31, 2022, subject to the recipient’s continued service through each vesting date.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2020:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,564,243(2)	$8.38	4,276,377
Equity compensation plans not approved by security holders	—	—	—
Total	4,564,243	$8.38	4,276,377
(1)The weighted average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, which have no exercise price.
(2)Of these shares, 3,399,240 were underlying then outstanding stock options and 1,165,003 were underlying then outstanding RSUs.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board of Directors with discretion to indemnify our officers and employees when determined appropriate by the Board of Directors. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact they are or were serving in such capacity. We have also obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy and Procedures

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration, and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were, or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration, and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction, and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

•The risks, costs, and benefits to us;
•The impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated;
•The availability of other sources for comparable services or products; and
•The terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify, or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

The transactions described below were approved by our Board of Directors considering similar factors to those described above.

Certain Related Person Transactions

We did not have any related person transactions since January 1, 2020 other than (1) the employment agreements we have entered into with certain of our executive officers as described in “Executive and Director Compensation – Executive Compensation – Employment Arrangements” above, (2) the executive officer and director compensation arrangements, including equity awards, discussed in “Executive and Director Compensation” above, and (3) indemnification agreements we have entered into with each of our directors and executive officers as described above under “Executive and Director Compensation – Limitations on Liability and Indemnification Matters.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Appian stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Holders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christopher Winters
General Counsel and Secretary
April 29, 2021

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, is available without charge upon written request to: Appian Corporation, 7950 Jones Branch Drive, McLean, Virginia 22102, Attn: Secretary.

APPENDIX A - NON-GAAP RECONCILIATION

NON-GAAP FINANCIAL MEASURES

In addition to reporting our financial information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, we believe certain non-GAAP measures provide investors with meaningful insights into the Company's ongoing business performance. We believe the presentation of these non-GAAP financial measures helps to identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains, and other items included in our operating results. Investors should also consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Non-GAAP measures have limitations as analytical tools and investors should not consider them in isolation or as a substitute for analysis of our financial results or financial condition as reported under GAAP.

The following table reconciles GAAP operating loss to non-GAAP operating loss for the years ended December 31, 2020 and 2019 (in thousands):

	Year Ended December 31,
	2020	2019
GAAP operating loss	$(37,902)	$(50,468)
Add back:
Stock-based compensation expense	15,279	16,443
Non-GAAP operating loss	$(22,623)	$(34,025)

EXHIBIT I

APPIAN CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1
PURPOSE

The purpose of the Appian Corporation Employee Stock Purchase Plan (as amended from time to time, the “Plan”) is to allow eligible employees of Appian Corporation and its affiliates (the “Company”) to purchase shares of Class A Common Stock (“shares”) of the Company with payroll deductions and matching employer contributions. The Plan is a payroll practice of the Company and therefore is not a pension or welfare plan subject to the Employee Income Retirement Security Act of 1974 (ERISA). The Plan is not intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.

ARTICLE II
DEFINED TERMS AND RULES OF CONSTRUCTION

SECTION 2.01. DEFINITIONS. For purposes of the Plan, the following terms, when capitalized, have the meanings set out below:

“Account” means, with respect to a Participant, the account established by the Administrator for the Participant pursuant to Section 4.01.

“Administrator” means the Board of Directors of the Company or one or more committees to which the Board of Directors delegates such administration.

“Applicable Form” means the form designated and provided by the Company or Administrator for making an election or providing a notice required by the Plan. To the extent permitted by applicable law, the Company or Administrator may prescribe an oral, electronic, or telephonic form in lieu of or in addition to a paper form.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock of the Company.

“Company Contribution” means, with respect to a Participant, a contribution from the Company in an amount not to exceed: (a) 15% of the first $10,000 of the Employee Contributions, and (b) 5% on any Employee Contributions above $10,000 up to a maximum Employee Contribution of $25,000. The amount of the Company Contribution is subject to change by the Company in its sole discretion.

“Contribution Amount” means, with respect to a Participant, the percentage of their Eligible Pay withheld from their cash compensation to be used for the purchase of shares of Common Stock pursuant to the Plan.

“Eligible Employee” means an Employee of the Company or a subsidiary designated by the Administrator as a participating “designated subsidiary” from time to time, who is customarily employed by the Company or a designated subsidiary full-time or more than part-time over twenty hours per week. Directors who are not employees, as well as consultants, are not Eligible Employees.

“Eligible Pay” means, with respect to a Participant, regular base salary, sales commissions, and bonuses, but excludes expense reimbursements, fringe benefits, moving expenses, equity compensation and other special payments, unless otherwise determined by the Company.

“Employee” means a common law employee of an Company, excluding, however, any person paid through the payroll of an unrelated third party, even if such person is determined to be a common law employee of an Company.

“Employee Contribution” means, with respect to a Participant for a month, the product of such Participant’s Contribution Amount and such Participant’s Eligible Pay.

“Participant” means a current or past Eligible Employee who has become a Participant pursuant to Section 3.03 and who has not ceased to be a Participant pursuant to Section 3.04.

“Plan Shares” means shares of Class A Common Stock of the Company subject to purchase under the Plan, which will be purchased on the open market in compliance with applicable securities laws.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

SECTION 3.01. ELIGIBILITY. Only Eligible Employees may participate in the Plan.

SECTION 3.02. PARTICIPATION. To become a Participant, an Eligible Employee must submit to the Company or the Administrator, as directed, all Applicable Forms (hard copy or electronic) required for participation, including one or more forms (i) authorizing the Company to withhold payroll deductions to be used for the purchase of Common Stock pursuant to the Plan and (ii) an investment authorization form authorizing the Company and/or the Administrator to act as their agent for the purposes described therein.

SECTION 3.03. EFFECTIVE DATE OF PARTICIPATION. An Employee shall become a Participant, effective as of the first available payroll date occurring after he has satisfied the requirements of Section 3.02. Unless a Participant authorizes changes to their payroll deductions in accordance with Article 5 or withdraws from the Plan, their deductions under the latest authorization on file with the Company shall continue from one payment period to the succeeding payment period as long as the Plan remains in effect.

SECTION 3.04. END OF PARTICIPATION. A Participant shall cease to be such upon their request to withdraw from the Plan. A Participant may terminate their participation in the Plan at any time by providing notice to the Company. A Participant’s participation also shall cease if the Participant is no longer an Eligible Employee.

ARTICLE IV
ACCOUNTS, CONTRIBUTIONS, AND PURCHASES

SECTION 4.01. ACCOUNTS. The Administrator shall establish an Account for each Participant as that Participant’s agent.

SECTION 4.02. PAYROLL DEDUCTION CONTRIBUTIONS. As a condition of participation, an Eligible Employee must elect a Contribution Amount on an Applicable Form. The minimum payroll deduction contribution shall be 2% of Eligible Pay, and the maximum contribution 15% of Eligible Pay, in whole percentages; provided, however, the Company may, in its sole discretion, change the minimum and/or maximum Contribution Amount at any time. A Participant may change their elected payroll deduction contributions during specified periods by submitting a request to the Company or the Administrator, as directed, in which case their new election will become effective as soon as administratively feasible after it is received. The Company shall forward amounts to be used to purchase Plan Shares to the Administrator prior to the time of such purchase. The Company or the Administrator may accumulate and hold payroll deductions for the Participant’s account until a stock purchase is made. No interest shall be paid on such amounts.

SECTION 4.03. EMPLOYER CONTRIBUTIONS. The Company shall forward the required Company Contributions allocated for each Participant on account of their payroll deduction contributions to the Administrator prior to the time of purchase of the Plan Shares. The amounts the Company makes available for this purpose shall be treated as additional compensation for W-2, income tax and employment tax purposes. Notwithstanding the provisions of any employee benefit plan or other program to the contrary such amounts shall not be treated as compensation for purposes of any other employee benefit plan or program and shall not constitute an entitlement or affect a Participant’s rate of pay. The amounts the Company makes available pursuant to this Article will be taxed each pay period. Contributions for a Participant shall be credited to a Participant’s Account when received by the Administrator.

SECTION 4.04. APPLICATION OF CASH. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company is not obligated to segregate such payroll deductions or contributions. Until Plan Shares are issued, Participants will only have the rights of an unsecured creditor.

ARTICLE V
PURCHASE AND SALE OF PLAN SHARES

SECTION 5.01. PURCHASE OF PLAN SHARES. All Shares purchased under the Plan shall be purchased on the open market on any securities exchange or other securities trading facility on which Common Stock is traded by the Administrator at market prices. Participants shall not be entitled to have Shares purchased for their account at any discount to the market price. On a monthly basis, as soon as practicable following the month end, the Company shall remit the total of payroll deductions and additional Company Contributions, after applicable income and employment tax withholding under Article IV, to the broker for the purchase of Shares. The broker will then execute the purchase order and the Administrator shall allocate whole Shares (or a value equal to a fraction thereof) to each Participant’s individual recordkeeping account. In the event the purchase of Shares takes place over a number of days and at different prices, then each Participant’s allocation shall be adjusted on the basis of the average price per Share over such period as directed by the Committee.

The purchases shall be on terms as to price, delivery, and other matters, and shall be executed through those brokers or dealers, as the Administrator may determine. Under certain circumstances, observance of the rules and regulations of the Commission or applicable securities exchange or other securities trading facility may require temporary suspension of purchases by the Administrator or may require that a purchase be spread over a longer period of time. In that event, purchases shall be made or resumed when permitted by the rules and regulations of the Commission or applicable securities exchange or other securities trading facility; and the Administrator shall not be accountable for its inability to make all purchases within the applicable period. If any Commission, securities exchange, or other securities trading facility suspension of trading in Common Stock remains effective for 90 consecutive days, the Administrator shall remit promptly after the end of such period (i) to the Participant, all cash credited to the Participant’s Account other than the Company Contributions attributable to the Participant’s payroll deductions and cash dividends paid on Plan Shares credited to the Participant’s Account and (ii) to the Company, any Company Contribution credited to the Participant’s Account.

SECTION 5.02. CERTIFICATES OR BOOK ENTRIES FOR PLAN SHARES. Until the Participant elects to sell their Plan Shares, the Administrator shall hold the Plan Shares of all Participants in its name or in the name of its nominee evidenced by appropriate book entry. Participants shall receive periodic statements that will evidence all activity in the accounts that have been established on their behalf. Such statements will be issued by the Administrator or its nominee. No book entry shall be made in Participant’s name unless and until their Account is terminated.

SECTION 5.03. SALE OF PLAN SHARES. A Participant may request that the Administrator sell all or any part of their Plan Shares at any time. A Participant who wishes to sell any part of their Plan Shares may do so by providing notice to the Administrator on an Applicable Form. The Participant shall pay the broker’s commission and any other expenses incurred with regard to the sale of the Shares. All such sales of the Shares will be subject to compliance with any applicable federal or state securities, tax, or other laws. Each participant assumes the risk of any fluctuations in the market price of the Shares.

ARTICLE VI
VOTING AND TENDER OF PLAN SHARES

SECTION 6.01. VOTING OF PLAN SHARES. The Administrator shall vote Plan Shares credited to a Participant’s Account as instructed by the Participant on an Applicable Form provided to the Administrator at least five days (or such shorter period as the law may require) before the meeting at which such Plan Shares are to be voted. The Administrator shall not vote Plan Shares for which no instructions have been received.

SECTION 6.02. TENDER OR EXCHANGE OFFER. If a tender offer or exchange offer for the Common Stock is initiated, the Administrator, upon receipt of information with respect thereto as the holder of record of the Plan Shares, shall either (i) forward, or provide for forwarding, to each Participant, the information provided by the offeror to holders of record of Common Stock or (ii) provide to the offeror the name and mailing address of each Participant, as reflected on the records of the Administrator, with instructions to mail such material to each Participant. The Administrator shall tender all or part of a Participant’s Plan Shares in response to written instructions from the Participant in such form as the Administrator may reasonably require and only if such instructions are received by the Administrator at least five days (or such shorter period as may be required by law) before termination of the offer. Unless the Administrator has received instructions in accordance with the previous sentence, it will not tender a Participant’s Plan Shares. Except to the extent that disclosure is required to tender Plan Shares pursuant to proper written instructions, the Administrator shall maintain the confidentiality of a Participant’s election to tender or not tender Plan Shares.

ARTICLE VII
PLAN EXPENSES

SECTION 7.01. EXPENSES. The Company shall pay the service charges, brokerage, costs of mailing and other charges incurred in connection with the purchase of Plan Shares. The cost of selling Plan Shares shall be borne by Participants, as provided herein.

ARTICLE VIII
AMENDMENT AND TERMINATION

SECTION 8.01. AMENDMENT. The Company may, in its sole discretion, amend this Plan at any time; provided, however, except as required by law, no amendment shall be retroactive, nor shall any amendment deprive any Participant of amounts credited to their Account.

SECTION 8.02. TERMINATION. The Company may, in its sole discretion, terminate the Plan at any time. If the Company does not earlier terminate the Plan, it shall terminate automatically on the tenth anniversary of its approval by the Company’ shareholders.

ARTICLE IX
MISCELLANEOUS PROVISIONS

SECTION 9.01. NON-U.S. PARTICIPATION. Notwithstanding any provision to the contrary in this Plan, the Company may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the U.S. Without limiting the generality of the foregoing, the Company specifically is authorized to adopt rules, procedures and sub-plans regarding, without limitation, eligibility to participate, the definition of Eligible Pay, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest on amounts held pending the purchase of Shares, conversion of local currency, obligations to pay payroll tax, determination of beneficiary-designation requirements, withholding procedures and handling of Plan Share issuances, which may vary according to local requirements.

SECTION 9.02. STATEMENTS. The Administrator shall provide or make available to Participants periodic statements summarizing the transactions in the Participant’s Account since the most recent available statement.

SECTION 9.03. TAX MATTERS. Each Participant is responsible for all taxes (whether local, state or federal) due because of Company Contributions, the payment of a dividend, or the sale of Plan Shares credited to their Account. Prior to the time that any federal, state, or any other tax liability becomes payable by the Company with respect to Company Contributions or Plan Shares as a result of participation in the Plan to any authority, national insurance, social security, payment-on-account or other taxing authority, including any liability of the Participant to pay an employer tax or social insurance contribution obligation, the affected Participant shall make adequate provision for payment of such taxes. At any time, the Company may, but is not obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Plan Shares by the Participant. Where necessary to avoid negative accounting treatment, the Company will withhold taxes at the applicable statutory minimum withholding rates. The Administrator shall timely prepare and forward to the United States Internal Revenue Service, the appropriate state and local authorities, and Participants the information returns required by the Code and applicable state or local statutes. All Company Contributions shall constitute taxable income to the Participant to whose Account they are credited and shall be reported to the applicable taxing authority.

SECTION 9.04. LIMITATION ON THE EMPLOYERS’ AND THE ADMINISTRATOR’S LIABILITY. The Company and the Administrator shall not be liable for any action that is in compliance with the terms and conditions of this Plan taken or omitted in good faith, including without limitation, any claim of liability:

Arising out of failure to terminate a Participant’s Account upon the Participant’s death or otherwise before the receipt of written notice of the event causing termination, accompanied by documentation deemed satisfactory by the Administrator;

With respect to the prices at which Plan Shares are purchased or sold for a Participant’s Account and the timing and terms on which the purchase or sale is made; or

For the market value, or any fluctuation in the market value, after purchase or sale of Plan Shares for a Participant’s Account.

SECTION 9.05. TRANSFER; ASSIGNMENT. Except as is expressly provided in this Plan, no Participant may sell, pledge, hypothecate, or otherwise assign or transfer their Account, any interest in their Account, or any cash or stock credited to their Account. Any attempt to sell, pledge, hypothecate, assign, or transfer their Account, any interest in their Account, or any cash or stock credited to their Account shall be void.

SECTION 9.06. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the action of the Company in establishing the Plan, nor any action taken under or in connection with the Plan by the Company, its parent , the Board of Directors, the Committee, the Administrator or any other person, nor any provision of the Plan itself shall be construed so as to grant any Participant or other person the right to remain in the employ of the Company or any of its affiliates, subsidiaries or divisions, and such Participant’s employment may be terminated at any time with or without cause.

SECTION 9.07. CORPORATE TRANSACTIONS/CHANGE IN CONTROL. In the event of dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of the Plan terms and obligations by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

SECTION 9.08. GOVERNING LAW. The Plan shall be governed and construed under the laws of the State of Delaware.

appian

APPIAN CORPORATION
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/APPN2021**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49176-P55032 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPIAN CORPORATION

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Matthew Calkins
02) Robert C. Kramer
03) A.G.W. Jack Biddle, III
04) Prashanth PV Boccassam
05) Michael G. Devine
06) Barbara Bobbie Kilberg
07) Michael J. Mulligan

The Board of Directors recommends you vote FOR the following proposals 2, 3 and 4.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

D49177-P55032

APPIAN CORPORATION
Annual Meeting of Stockholders
June 11, 2021, 11:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder hereby appoints Christopher Winters and Angela Patterson individually as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Appian Corporation that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Time, on June 11, 2021, at www.virtualshareholdermeeting.com/APPN2021, and at any adjournment or postponement thereof. All previous proxies are hereby revoked.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side